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Exhibit 23.2

Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kinetic Concepts, Inc. 2004 Equity Plan and Kinetic Concepts, Inc., Employee Stock Purchase Plan of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Kinetic Concepts Inc. included in the registration statement on Form S-1 (File No. 333-111677) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Antonio, Texas
March 23, 2004

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Consent of Independent Auditors